EXHIBIT 10.1

THIS AGREEMENT (THE "AGREEMENT") IS ENTERED INTO BY AND BETWEEN INTERNATIONAL LAND ALLIANCE, INC. (HEREINAFTER, THE "BUYER") AND VALDELAND, S.A. DE C.V. (HEREINAFTER THE "SELLER"), PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:

RECITALS

Buyer, through its legal representative, declares that:

Buyer is a company duly organized and validly existing under the laws of the State of Wyoming of the United States; and will be forming a new wholly-owned Mexico subsidiary to acquire and take title to this property.

Buyer has all the necessary authority and faculties to execute this Agreement on behalf of Buyer. Buyer will be duly registered with the Federal Taxpayers' Registry.

Seller, through its legal representative, declares that:

Seller is a company duly organized and validly existing and duly registered with the Federal Taxpayers' Registry.

Seller has all the necessary authority and faculties to execute this Agreement on behalf of Seller. Seller is duly registered with the Federal Taxpayers' Registry.

NOW THEREFORE, the parties hereto agree to grant the following:

CLAUSES

To acquire and transfer the Property. Based on the recitals of Seller and Buyer and subject to the terms and conditions of this Agreement, the parties hereby agree to execute this Agreement or any other instrument afforded by Mexican law, including a bank trust, in order for Seller to transfer property to Buyer or to any other third party designated by the Buyer, and for Buyer to acquire from Seller, the possession, domain, title and ownership of the individual lots identified as:

Paseo Bajamar Q2-3 Fracc 7 A-1 with a surface area of 4,217m² (approximately one acre), located in the Ensenada, Baja California (hereinafter the "**Property**") and all rights and interest therein, free and clear of any liens, encumbrances or limitations of domain, and current in the payment of all taxes, fiscal contributions and governmental fees under the terms and conditions of this Agreement.

Purchase Price and Form of Payment. The price of the Property (hereinafter the "Purchase Price") shall be the amount of US$1,000,000, such amount shall be delivered by Buyer to Seller on the Closing Date. Buyer will pay the Purchase Price for the Property by means of 6,000 shares of Series E Preferred Stock of the Buyer (See Exhibit A – Preferred Designation), valued at $600,000 and 500,000 shares of the Buyer's Common Stock, valued at $250,000, and a promissory note in the amount of $150,000 due on or before October 31, 2019 (See Exhibit B – Promissory Note).

Additional Consideration. Buyer will pay $150,000 for construction of the first 2 villas to the contractor, Baja Residents Club, S.A de C.V. on or before October 31, 2019.

Buyer and seller will put in place a strategy and schedule and to redeem the remaining preferred stock to complete the purchase price.

Obligations of the parties.

The parties hereby agree to carry out the following actions in order that Seller may transfer the Property to Buyer:

Obligations of Seller:

To obtain the necessary governmental authorizations to constitute a fractional development in accordance with the Master Plan and the laws of the State of Baja California, México, for the construction of up to 36 units.

To deliver ownership and possession of the Property to Purchaser upon the execution of the Final Agreement with Purchaser and to formalize such Final Agreement before the Notary Public designated by Promoter, transferring the ownership of the Property pursuant to the provisions of this Agreement, and in accordance with the applicable laws of Mexico.

To deliver the Property to Purchaser free from liens and up to date with regard to the payment of taxes, fees and contributions, until the execution date of the Final Agreement.

Obligations of Buyer:

To pay the Purchase Price and any other amount covenanted in this Agreement to Promoter in the terms and conditions set forth in this Agreement.

To coordinate and carry out payment of the connection fees of any utilities to be installed in the Property in accordance with the Master Plan, and to pay any taxes, fees, dues, and disbursements generally arising from the ownership, use, and exploitation of the Property.

To contract Baja Residents Club SA de CV as general contractor to design, build, and construct the 34 units.

To comply with all the provisions of this Agreement.

To pay all maintenance fees to be set by the properties' owners within the Bajamar Ocean Front Golf Resort, including, without limitation, the maintenance fees to be established upon the incorporation of the fractional development that will encumber the Property.

Seller reserves the Property as guarantee, in the event Purchaser fails to comply with any of the obligations stated in this Agreement.

Transfer of the Property.

The physical, legal, and material possession of the Property will be delivered by seller to Purchaser at the moment of execution of the Final Agreement in the terms of this Agreement. Such delivery will be carried out once each and all of the obligations of this Agreement are complied with, or at the time determined by Seller..

The parties agree that Promoter may deliver the Property to Purchaser in advance, provided that both parties agree in writing.

Payment of taxes and expenses

Notwithstanding any of the conditions established in this Agreement, as of the date of execution of this Agreement, Purchaser shall bear all costs, fees and expenses incident to the execution of the Final Agreement and the transfer of the Property, including transfer taxes, recording fees, surveyor and appraiser fees, property taxes, homeowner's association, maintenance and any other ongoing fees and assessments applicable to the Property.

Buyer shall be responsible for the payment of any capital gains, income or other taxes imposed by Mexican laws upon Promoter in connection with the execution of the Final Agreement and the transfer of the Property.

No party shall be responsible for the payment of any commissions or fees payable to any broker engaged by the other party in connection with the execution of the Final Agreement and the transfer of the Property. Except as otherwise expressly set forth herein, each party shall bear any legal fees and any other third party costs or fees incurred by such party in connection with the transaction contemplated hereby.

Miscellaneous

Any notice, demand, consent, authorization or other communication which either party is required or may desire to give to or make upon the other party pursuant to this Agreement shall be effective and valid only if in writing, signed by the party giving such notice, and when it is delivered in person or via express delivery or courier service in the following domiciles:

BUYER:
International Land Alliance, Inc.
350 10th Ave., Suite 1000
San Diego, CA 92101
Attn: Mr. Jason Sunstein
E-mail: jason@ila.company

With a copy to:
Valdeland S.A. de C.V.
4364 Bonita Rd., #24
San Diego, CA 921902
Attn: Mr. Roberto Valdes S.
E-mail; rjvs@mac.com

All exhibits referred to in this Agreement are incorporated herein by reference and shall be deemed part of this Agreement.

The parties herein agree that this Agreement may not be modified in any manner other than by means of a written agreement signed by the parties.

In the event of any controversy derived from this Agreement, the parties expressly submit themselves to the applicable laws for the State of Baja California, Mexico. Similarly they submit themselves to the jurisdiction of the competent courts of the Municipality of Ensenada, Baja California, Mexico,

expressly waiving any other forum they might otherwise have by reason of their present or domiciles or any other reason whatsoever.

Promoter and Purchaser may execute this Agreement in multiple counterparts, each of which shall constitute an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other party. The signatures of each party need not appear on the same counterpart but in all cases each party shall cause that a counterpart including such party's original signature is delivered to the other party.

This Agreement is entered into in the English language. In the event of litigation or any difference between both texts, the Agreement shall be translated into the Spanish language and the Spanish version shall prevail.

September, 22th 2019

BUYER: INTERNATIONAL LAND ALLIANCE, INC.: ____________________ By: Jason Sunstein, CFO	**SELLER:** ____________________ By: Roberto Valdes S.
	By: ________________ By: ________________